BUTZEL LONG, a professional corporation
380 Madison Avenue
New York, NY 10017

Tel: (212) 818-1110
FAX: (212) 818-0494
e-mail: barrett@butzel.com

July 29, 2010

To the Trustees of Cash Assets Trust

     We consent to the incorporation by reference into post-effective amendment No. 37 under the 1933 Act and No. 36 under the 1940 Act of our opinion dated July 30, 2007.

                                 Butzel Long, a professional
                                   corporation

                                        /s/ William L. D. Barrett
                                 By:__________________________